Exhibit 5.1

                                                     November 29, 2004

Mitel Networks Corporation
350 Legget Drive
Ottawa, Ontario K2K 2W7
Canada

           Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      In our capacity as counsel to Mitel Networks Corporation, a Canadian corporation (the "Company"), we have been asked to render this opinion in connection with a registration statement on Form S-8 (the "Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering 2,000,000 shares (the "Shares") of the Company's common stock, without par value. The Shares are issuable pursuant to the Company's 2004 U.S. Employee Stock Purchase Plan (the "Plan").

      In connection with rendering this opinion, we have examined and are familiar with the Company's Articles of Incorporation, as amended, the Company's By-Laws, as amended, the Plan, the Registration Statement, corporate proceedings of the Company relating to the Plan and such other instruments and documents as we have deemed relevant under the circumstances.

      In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

      Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Plan, will be duly and validly issued and fully paid and non-assessable.

      The foregoing opinion is limited to the laws of the United States of America and does not purport to express any opinion on the laws of any other jurisdiction.

      We hereby consent to the use of our opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons

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whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

                                               Very truly yours,

                                               SONNENSCHEIN NATH & ROSENTHAL LLP

                                               By: /s/ Ira Roxland
                                                   -----------------------------
                                                       A Member of the Firm